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                                                                    EXHIBIT 25.5


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   ________

                      STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

               Check if an Application to Determine Eligibility
                  of a Trustee Pursuant to Section 305(b)(2)

                      STATE STREET BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)


                 Massachusetts                               04-1867445
      (Jurisdiction of incorporation or                   (I.R.S. Employer
  organization if not a U.S. national bank)              Identification No.)

  225 Franklin Street, Boston, Massachusetts                     02110
   (Address of principal executive offices)                   (Zip Code)

  Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
               225 Franklin Street, Boston, Massachusetts  02110
                                (617) 654-3253
           (Name, address and telephone number of agent for service)


                             BB&T Capital Trust I
              (Exact name of obligor as specified in its charter)

                  Delaware                                  Applied For
       (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                   Identification No.)

          200 West Second Street Winston-Salem, North Carolina  27101
                                (336) 733-2000
             (Address of principal executive offices)  (Zip Code)


                             Preferred Securities

                        (Title of indenture securities)